UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2019

(Date of earliest event reported)

Woodward, Inc.

(Exact name of registrant as specified in its charter)

DE	000-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1081 Woodward Way Fort Collins, Colorado		80524
(Address of principal executive offices)		(Zip Code)

970-482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001455	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2019, Woodward, Inc. (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among the Company, certain foreign subsidiary borrowers of the Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-syndication agents, Bank of America, N.A., MUFG Bank, Ltd. Branch Banking and Trust Company, as co-documentation agents, and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as joint lead arrangers and book runners, which amends and restates the Credit Agreement dated as of July 10, 2013 (as amended by Amendment No. 1 to Credit Agreement dated as of April 28, 2015). Effective as of June 19, 2019, the Amended and Restated Credit Agreement, among other things, continues the commitments of the lenders thereunder to make revolving loans in an aggregate principal amount of up to $1,000,000,000, extends the termination date of the revolving loan commitments of all the lenders from April 28, 2020 to June 19, 2024 and, subject to conforming changes to the Company’s existing note purchase agreements, modifies the definition of “EBITDA” and the minimum consolidated net worth covenant.

Amounts outstanding under the Amended and Restated Credit Agreement generally bear interest at LIBOR (or, for loans denominated in Canadian dollars, CDOR) plus 0.875% to 1.75%, which is due quarterly in arrears. The Amended and Restated Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including financial covenants regarding maximum leverage ratio and minimum consolidated net worth, and events of default. The Amended and Restated Credit Agreement also includes customary conditions precedent to the making of advances and the issuance of letters of credit. Upon the occurrence of a Default (as defined in the Amended and Restated Credit Agreement,), all amounts outstanding under the Amended and Restated Credit Agreement, including principal, accrued interest, and any other fees may, and in the case of certain bankruptcy-related Defaults will, be accelerated and become immediately due and payable.

The Company has other relationships, including financial advisory and banking, with some parties to the Amended and Restated Credit Agreement.

The Amended and Restated Credit Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K regarding the Amended and Restated Credit Agreement is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: June 25, 2019